Exhibit 4.1
CERTIFICATE OF DESIGNATIONS
OF
PERPETUAL CUMULATIVE PREFERRED STOCK
OF
SBC COMMUNICATIONS INC.
               SBC COMMUNICATIONS INC., a Delaware corporation (the “Corporation”), does hereby certify:
               That the following resolution was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) at a meeting duly convened and held on November 18, 2005 pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation of the Corporation authorizing the Corporation to issue up to 10,000,000 preferred shares, par value $1 per share:
               “Be it Resolved, that the issuance of a series of preferred shares of SBC Communications Inc. (the “Corporation”) be, and hereby is, authorized, and the designation, powers, preferences and rights and the qualifications, limitations and restrictions of such series, in addition to those set forth in the Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) be, and hereby are, fixed as follows:
               SECTION 1. Designation. The distinctive serial designation of such series is “Perpetual Cumulative Preferred Stock”. Each share of Perpetual Cumulative Preferred Stock shall be identical in all respects to every other share of Perpetual Cumulative Preferred Stock.
               SECTION 2. Number of Shares. The number of shares of Perpetual Cumulative Preferred Stock shall be 768,392. Subject to the provisions of Section 6(d) of this Certificate of Designations, such number may from time to time be increased (but not in excess of the total number of authorized preferred shares) or decreased (but not below the number of shares of Perpetual Cumulative Preferred Stock then outstanding) by the Board of Directors of the Corporation (the “Board of Directors”). Shares of Perpetual Cumulative Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued preferred shares undesignated as to series.
               SECTION 3. Rank. The shares of Perpetual Cumulative Preferred Stock shall rank, with respect to the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation, prior to the common shares of the Corporation and junior to all series of any other class of preferred shares of the Corporation.
               SECTION 4. Dividends and Distributions.
               (a) Rate.
               (i) Subject to the rights of the holders of any series of preferred shares (or any similar stock) ranking prior to the Perpetual Cumulative Preferred Stock with respect to dividends, the holders of shares of Perpetual Cumulative Preferred Stock, in preference to the holders of common shares, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Perpetual Cumulative Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of:
               (1) $1; and
               (2) subject to the provision for adjustment set forth in Section 4(a)(ii) below, (x) 155.8840 times the aggregate per share amount of all cash dividends and (y) 155.8840 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions declared on the common shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Perpetual Cumulative Preferred Stock, provided, however, that in lieu of any dividends payable in common shares or payable as a result of a subdivision of the outstanding common shares (by reclassification or otherwise), the adjustments set forth in Section 4(a)(ii) below shall be made.
               (ii) In the event the Corporation shall at any time declare or pay any dividend on the common shares payable in common shares, or effect a subdivision or combination or consolidation of the outstanding common shares (by reclassification or otherwise than by payment of a dividend in common shares) into a greater or lesser number of common shares, then in each such case the amount to which holders of shares of Perpetual Cumulative Preferred Stock were entitled immediately prior to such event under Section 4(a)(i)(2) above shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of common shares outstanding immediately after such event and the denominator of which is the number of common shares that were outstanding immediately prior to such event.

               (b) The Corporation shall declare a dividend or distribution on the Perpetual Cumulative Preferred Stock as provided in Section 4(a)(i) above immediately after it declares a dividend or distribution on the common shares (other than a dividend payable in common shares); provided that, in the event no dividend or distribution shall have been declared on the common shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Perpetual Cumulative Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
               (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Perpetual Cumulative Preferred Stock from the date of issue of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Perpetual Cumulative Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Perpetual Cumulative Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty days nor less than ten days prior to the date fixed for the payment thereof. In the event that a corresponding dividend or distribution is being paid on the common shares, the record date shall be the same date as that fixed for the determination of holders of common shares entitled to receive payment of the corresponding dividend or distribution.
               (d) Whenever quarterly dividends or other dividends or distributions payable on Perpetual Cumulative Preferred Stock provided in Section 4(a) above are in arrears (which for the avoidance of doubt shall not include any failure to make any payment as a result of a waiver by the holders thereof), thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Perpetual Cumulative Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
               (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up) to the Perpetual Cumulative Preferred Stock;
               (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up) with the Perpetual Cumulative Preferred Stock, except dividends paid ratably on the Perpetual Cumulative Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up) to the Perpetual Cumulative Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up) to the Perpetual Cumulative Preferred Stock; or
               (iv) redeem or purchase or otherwise acquire for consideration any shares of Perpetual Cumulative Preferred Stock, or any shares of stock ranking on a parity (either as to the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up) with the Perpetual Cumulative Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
               (e) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 4(d) above, purchase or otherwise acquire such shares at such time and in such manner.
               SECTION 5. Liquidation, Dissolution or Winding Up.
               (a) Subject to the provisions of the Certificate of Incorporation (including any limitations on distributions to preferred shares), upon the distribution of assets on any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up) to the Perpetual Cumulative Preferred Stock unless, prior thereto, the holders of shares of Perpetual Cumulative Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Perpetual Cumulative Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 155.8840 times the aggregate amount to be distributed per share to holders of common shares, provided, further, that in the distribution of assets on any involuntary liquidation, dissolution or winding up of the Corporation, the aggregate amount that all shares of Perpetual Cumulative Preferred Stock shall be entitled to receive (prior to shares of stock ranking junior to such shares) shall be no greater than $500,000,000, with holders of shares of Perpetual Cumulative Preferred Stock entitled to any shortfall or any amount otherwise payable on a pro rata basis with holders of common shares or (ii) to the holders of shares of stock ranking on a parity (either as to the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up) with Perpetual Cumulative Preferred

Stock, except distributions made ratably on Perpetual Cumulative Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon the distribution of assets on such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the common shares payable in common shares, or effect a subdivision or combination or consolidation of the outstanding common shares (by reclassification or otherwise than by payment of a dividend in common shares) into a greater or lesser number of common shares, then in each such case the aggregate amount to which holders of shares of Perpetual Cumulative Preferred Stock were entitled immediately prior to such event under the first proviso in Section 5(a)(i) above shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of common shares outstanding immediately after such event and the denominator of which is the number of common shares that were outstanding immediately prior to such event.
               (b) For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation, including a merger in which the holders of common shares receive other stock or securities, cash and/or any other property for their shares, or the sale of all or substantially all of the assets of the Corporation (any such transaction, a “Business Combination”), shall not constitute a liquidation, dissolution or winding up of the Corporation. In case the Corporation shall execute an agreement providing for the Corporation to enter into a Business Combination, such agreement shall make provision for the treatment of the shares of Perpetual Cumulative Preferred Stock in such Business Combination, which treatment shall, in the judgment of the Board of Directors, (i) preserve the value of any outstanding shares of Perpetual Cumulative Preferred Stock that will remain outstanding following such Business Combination and/or (ii) provide for the exchange of each outstanding share of Perpetual Cumulative Preferred Stock for consideration that has an aggregate value equal to the value of such share of Perpetual Cumulative Preferred Stock.
               SECTION 6. Voting Rights.
               The holders of shares of Perpetual Cumulative Preferred Stock shall have the following voting rights:
               (a) Subject to the provision for adjustment hereinafter set forth, each share of Perpetual Cumulative Preferred Stock shall entitle the holder thereof to 15.5884 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the common shares payable in common shares, or effect a subdivision or combination or consolidation of the outstanding common shares (by reclassification or otherwise than by payment of a dividend in common shares) into a greater or lesser number of common shares, then in each such case the number of votes per share to which holders of shares of Perpetual Cumulative Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of common shares outstanding immediately after such event and the denominator of which is the number of common shares that were outstanding immediately prior to such event.
               (b) Except as otherwise provided herein, in any other certificate of designations creating a series of preferred shares or any similar stock, or by law, the holders of shares of Perpetual Cumulative Preferred Stock and the holders of common shares and any other capital stock of the Corporation having general voting rights shall vote together as a single class on all matters on which holders of common shares are entitled to vote.
               (c) If and whenever dividends payable on the Perpetual Cumulative Preferred Stock and any other class or series of stock of the Corporation ranking on a parity with the Perpetual Cumulative Preferred Stock as to payment of dividends (any such class or series being referred to herein as “dividend parity stock”) shall be in arrears (which for the avoidance of doubt shall not include any failure to make any payment as a result of a waiver by the holders thereof) in an aggregate amount equal to at least six quarterly dividends (whether or not consecutive), the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of Perpetual Cumulative Preferred Stock, together with the holders of all other affected classes and series of dividend parity stock similarly entitled to vote for the election of two additional directors, voting together as a single class, shall be entitled to elect the two additional directors at any annual meeting of stockholders or any special meeting of the holders of shares of Perpetual Cumulative Preferred Stock and such dividend parity stock called as hereinafter provided. Whenever all arrears in dividends on the Perpetual Cumulative Preferred Stock and dividend parity stock then outstanding shall have been paid in full and dividends thereon for the current quarterly dividend period shall have been paid or declared and set aside for payment, then the right of the holders of shares of Perpetual Cumulative Preferred Stock and such dividend parity stock to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends), and the terms of office of all persons elected as directors by the holders of shares of Perpetual Cumulative Preferred Stock and such dividend parity stock shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. At any time after such power shall have been so vested in the holders of shares of Perpetual Cumulative Preferred Stock and such dividend parity stock, the Secretary of the Corporation may, and upon the written request of any holder of shares of Perpetual Cumulative Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of shares of Perpetual Cumulative Preferred Stock and such dividend parity stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the by-laws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting so required to be called shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of shares of Perpetual Cumulative Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as herein provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided. In case any vacancy shall occur among the directors elected by the holders of shares of Perpetual Cumulative Preferred Stock and such dividend parity stock, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders upon the nomination of the then remaining director elected by the holders of shares of Perpetual Cumulative Preferred Stock and such dividend parity stock or the successor of such remaining director. If the holders of shares of Perpetual Cumulative Preferred Stock become entitled under the foregoing provisions to elect or participate in the election of two directors as a result of dividend arrearages, such entitlement shall not affect the right of such holders to vote as stated in Sections 6(a)-(b) above, including the right to vote in the election of the remaining directors.
               (d) So long as any shares of Perpetual Cumulative Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Perpetual Cumulative Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
               (i) any amendment, alteration or repeal of any provision of the Certificate of Incorporation, by-laws of the Corporation or this Certificate of Designations that would alter or change the powers, preferences or special rights of the Perpetual Cumulative Preferred Stock so as to affect them adversely; provided, however, that an amendment of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking junior to or on a parity with the Perpetual Cumulative Preferred Stock with respect to the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the powers, preferences or special rights of the Perpetual Cumulative Preferred Stock; or
               (ii) any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking prior to the Perpetual Cumulative Preferred Stock with respect to the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation;
provided, however, that if any such amendment, alteration or repeal would affect adversely the powers, preferences or special rights of the Perpetual Cumulative Preferred

Stock and any other series of preferred shares similarly entitled to vote upon the matters specified herein in substantially the same manner, it shall be sufficient if the holders of shares of Perpetual Cumulative Preferred Stock and all such other series so adversely affected vote thereon together as a single class, regardless of series.
               (e) So long as any shares of Perpetual Cumulative Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least a majority of the shares of Perpetual Cumulative Preferred Stock and all other series of preferred shares similarly entitled to vote upon the matters specified in this Section 6(e) at the time outstanding, voting together as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any amendment or alteration of the Certificate of Incorporation to increase the authorized number of shares of Perpetual Cumulative Preferred Stock, or to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking on a parity with the Perpetual Cumulative Preferred Stock with respect to the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; provided, however, that no such vote or consent of the holders of shares of Perpetual Cumulative Preferred Stock shall be required if provision is made for the redemption of all shares of Perpetual Cumulative Preferred Stock at the time outstanding at or (with the consent of the holders of such shares) before the time such increase, authorization or creation is to be made.
               SECTION 7. Redemption.
               (a) At any time, the Board of Directors may redeem shares of the Perpetual Cumulative Preferred Stock for common shares of the Corporation at a ratio of 155.8840 common shares per share of Perpetual Cumulative Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the common shares payable in common shares, or effect a subdivision or combination or consolidation of the outstanding common shares (by reclassification or otherwise than by payment of a dividend in common shares) into a greater or lesser number of common shares, then in each such case the number of common shares set forth in the preceding sentence with respect to the redemption of shares of Perpetual Cumulative Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of common shares outstanding immediately after such event and the denominator of which is the number of common shares that were outstanding immediately prior to such event.
               (b) Any redemption pursuant to this Section 7 shall be pursuant to notice and other procedures as determined by the Board of Directors.

               SECTION 8. Other Rights. The shares of Perpetual Cumulative Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation.
               SECTION 9. Restatement of Certificate. Upon any restatement of the Certificate of Incorporation, this Certificate of Designations shall be attached as Exhibit A to the Certificate of Incorporation and the following sentence shall be added to ARTICLE FIVE of the restated Certificate of Incorporation: “The Board of Directors has designated a series of its Perpetual Cumulative Preferred Stock pursuant to a Certificate of Designations duly filed with the Secretary of State of the State of Delaware on November 18, 2005, a copy of which is attached hereto as Exhibit A, and incorporated herein by reference.” This Section 9 may be omitted from such restated Certificate of Incorporation.

               In Witness Whereof, SBC Communications Inc. has caused this certificate to be signed by Joy Rick, its Vice President and Secretary, this 18th day of November, 2005.

SBC COMMUNICATIONS INC.

By	/s/Joy Rick

Joy Rick Vice President and Secretary

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